Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-117857, No. 333-58642, No. 333-51425, and No. 333-44307 on Form S-8 for Pacific Premier Bancorp, Inc. and Subsidiaries and the Registration Statement No. 333-197673 on Form S-3 for Pacific Premier Bancorp, Inc., of our report dated March 16, 2015 with respect to the consolidated statement of financial condition of Pacific Premier Bancorp, Inc. and Subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2014 and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. for the year ended December 31, 2014.

/s/ Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California
March 16, 2015